Exhibit 3.11

CERTIFICATE OF FORMATION

OF

WESTERN REFINING WHOLESALE, LLC

This Certificate of Formation, dated September 26, 2014, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) upon the conversion of Western Refining Wholesale, Inc., a Delaware corporation, into a Delaware limited liability company pursuant to Section 18-214 of the Act.

1. Name. The name of the Company is “Western Refining Wholesale, LLC”.

2. Registered Office; Registered Agent. The address of the Company’s registered office required to be maintained by Section 18-104 of the Act is:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

The name and the address of the Company’s registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

EXECUTED as of the date written first above.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Authorized Person